Enter your 9-digit Personal Identification Number (PIN)* that you have received in the mail.  Please do not enter spaces.

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Welcome! to the Comcast Stock Option Liquidity Program
web site.

Slide 1

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

*Your PIN is located in the upper right hand corner of the
Election Form that you have received in the mail.

We are pleased to offer to you the opportunity to participate in the Stock Option Liquidity Program.  The decision whether to participate is up to you.  If you choose not to participate, you will simply keep your stock options with their current terms and conditions.

We’ve provided this web site to enable you to elect to participate if you choose to do so.  Additionally, we encourage you to consult other resources (such as your tax or investment advisors) to assist you.

THE FOLLOWING IS ONLY A SUMMARY OF CERTAIN TERMS AND
CONDITIONS INCLUDED IN THE NOTICE.  THE TERMS AND CONDITIONS
INCLUDED IN THE NOTICE ALONE GOVERN THE PROGRAM, AND YOU
SHOULD READ THE NOTICE CAREFULLY BEFORE YOU MAKE ANY
DECISIONS REGARDING WHETHER TO PARTICIPATE IN THE PROGRAM.

Important information about the Stock Option Liquidity Program (the “Program”):

You have [Variable Share Amount] options that are eligible for sale in the Program.

If you elect to participate in the Program, you must sell all of your Eligible Options.  You cannot elect to sell only specific grants or portions of grants.

The Average Closing Prices of Comcast Class A Common Stock (“CMCSA”) and Class A
Special Common Stock (“CMCSK”) over the Averaging Period affects the amount you will receive for your Eligible Options if you decide to participate in the Program.  We have provided information to you, by mail and as part of this web site, calculating what your Net Payment would be at different Average Closing Prices.  The Averaging Period is scheduled to begin on
November 16, 2004 and end on December 1, 2004.

Comcast will send you your Net Payment, less any appropriate tax withholdings within four business days after the end of the Averaging Period.

Your participation election must be RECEIVED by 6:00 p.m. New York City/Eastern Time on
November 9, 2004 (as it may be extended, as detailed in the Notice, the “Election Deadline”).

You may exercise Eligible Options following an election by you to participate in the Program, as long as your exercise is completed before the Election Deadline.  Any Eligible Options that are exercised will no longer be included in the Program, and your Net Payment will be adjusted accordingly.

Slide 2A

Any capitalized terms not defined on this web site will have the meaning assigned to them in the Notice to
Eligible Optionees (“Notice”) that you have received in the mail, which may be accessed by clicking the link below.

Welcome [FULL NAME]:

Prior to the Election Deadline, you may withdraw your election at any time.  After the Election
Deadline, no elections to participate or withdrawals of previously submitted elections will be accepted.

Please be sure to follow all of the instructions provided on this web site or on the Election and
Withdrawal Forms that you have received regarding how to submit an election to participate or a withdrawal of a previously submitted election to participate.  Comcast will not be liable for improperly submitted elections or withdrawals and only those who properly elect to participate in the Program before the Election Deadline will be eligible to sell all of their Eligible Options in the
Program.

The information provided on this web site with regard to your Eligible Options and your estimated Net Payment reflects stock splits, stock dividends, option grants and all other transactions involving our Class A Common Stock and/or Class A Special Common Stock that may affect the number of options you hold, through September 30, 2004.  All payment amounts are shown in U.S. dollars.

Slide 2B

For your convenience, we have included here all of the documents that you should have already received from
Comcast regarding the Stock Option Liquidity Program.  If you wish to review any of those documents, or for more details regarding the Program, please click on any of the links below:

If you wish to participate, please click the button below.  If you do not wish to participate at this time, you may close this window to log off.

Continue

If you wish to receive paper copies of any of the foregoing documents, please contact the Mellon call center at the number below.

Notice to Eligible Optionees

The cover letter you have previously received in the mail

Questions and Answers

Defined Terms (as included in the Notice to Eligible Optionees)

If you prefer, you may elect to participate in the Program or withdraw a previous election to participate by using the paper Election and Withdrawal Forms that were previously sent to you or by contacting the Mellon call center at the number below instead of making an election or withdrawal using this web site.

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

Election to Participate

Your Eligible Options as of September 30, 2004 are set forth in the table below. If you exercise any such stock options before the Election Deadline, those stock options, though they may be listed on the table below, will no longer be included in the Program. Once you have validly made and not withdrawn an election to participate as of the Election Deadline, you will not be able to exercise your Eligible Options after the Election Deadline unless and until the Stock Option Liquidity Program is terminated as described in Section 9 of the Terms and Conditions of the Notice.

The table below shows your Gross Payment net of expenses (“Net Payment”) over a range of certain possible Average Closing Prices. The Net Payment will only be determined following completion of the
Averaging Period. The Net Payments shown below are subject to applicable tax withholdings.

Slide 3A

Name and Address:

[Full Name]

[Address]

Estimated Net Payment

Options

Number of

Date

Expiration

Price

Exercise

Stock

Class of

Date

Grant

Your Eligible Options

HOLDERS OF ELIGIBLE OPTIONS SHOULD CONSULT THE PRICE AND NET PAYMENT
INFORMATION INCLUDED BELOW OR BY USING THE NET PAYMENT CALCULATOR INCLUDED
ON THIS PAGE TO SEE THE NET PAYMENTS THAT WOULD BE RECEIVED FOR SUCH ELIGIBLE
OPTIONS AT DIFFERENT AVERAGE CLOSING PRICES, BEFORE DECIDING WHETHER OR NOT TO
PARTICIPATE IN THE STOCK OPTION LIQUIDITY PROGRAM. HOLDERS OF ELIGIBLE OPTIONS
SHOULD ALSO BE AWARE THAT THE GROSS PAYMENT TO BE RECEIVED IN RESPECT OF
ELIGIBLE OPTIONS HAVING HIGHER EXERCISE PRICES AND/OR EARLIER EXPIRATION DATES
WILL BE SMALLER THAN ELIGIBLE OPTIONS WITH LOWER EXERCISE PRICES AND/OR LATER
EXPIRATION DATES AND THAT IN SOME CASES AFTER THE DEDUCTION OF ALLOCABLE
PROGRAM EXPENSES THE NET PAYMENT TO A HOLDER OF SUCH ELIGIBLE OPTIONS MAY
PROVIDE LITTLE OR NO VALUE TO SUCH HOLDER.

Average Closing Price:

$20.00

$22.00

$24.00

$26.00

$28.00

$30.00

$32.00

$34.00

$36.00

Net Payment:

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

Continue to Election Form

Please click the button below to continue.

The stock prices listed above are hypothetical and are solely for purposes of illustrating the Net Payment that would result if these were the actual Average Closing Prices of our common stock as of the end of the
Averaging Period. The actual Average Closing Price of either class of stock may be different than the hypothetical prices in the table and may be outside of the top and bottom of the range of  hypothetical prices.

Slide 3B

You may calculate your Net Payment for Average Closing Prices not shown in the table above by typing an assumed Average Closing Price below and clicking on the “Calculate” button.

Calculate

At an Average Closing Price of $[Dollar Amount] your Net Payment would be: $[result]

Average Closing Price of our common stock:                                             $[user entry]

Calculator

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

Election to Participate

By checking the “I ELECT” box below, I agree and acknowledge that:

I have read and understand all of the terms and conditions in the Notice to Eligible Optionees;

I elect to sell all of my Eligible Options in the Stock Option Liquidity Program on the terms set forth in the Notice to Eligible Optionees; and

I am creating a binding contract with Comcast Corporation concerning the sale of all of my Eligible
Options which will be governed by the laws of the Commonwealth of Pennsylvania, U.S.A. and by
Article 8 of the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania.

Check the box below if you elect to sell all of your Eligible Options on the terms and conditions stated in the Notice:

I ELECT to sell all of my Eligible Options on the terms and subject to the conditions stated in the
Notice.

Slide 4

If you elect to sell your Eligible Options through this web site, you should not submit the paper Election Form that you received in the mail.

For value received and intending to be legally bound by clicking on the “Confirm Election” button below, I,
[FULL NAME], hereby agree to sell all of my outstanding Eligible Options through the Stock Option
Liquidity Program, unless I validly withdraw my election to participate prior to the Election Deadline, my
Submitted Election is rejected, or the Stock Option Liquidity Program is terminated pursuant to the terms and conditions in the Notice. I instruct and direct Comcast Corporation, as of the Election Deadline and pursuant to the terms and conditions in the Notice, to register the sale of all of my Eligible Options on its books upon satisfaction of such terms and conditions. I intend and agree that, after the Election Deadline, my agreement to sell and my instruction to sell shall be irrevocable and legally binding with the same force and effect as if I had manually executed a written instruction to that effect.

Once you have completed this step, please click the button below to receive a confirmation of your election to participate in the Program and sell all of your Eligible Options.

All of your information that is described in this web site may be used by Comcast Corporation and its affiliates and subsidiaries (“Comcast”) for administering and managing your participation in the Stock
Option Liquidity Program and any other appropriate business purpose. Comcast will transfer this information to, and store this information in, Philadelphia, Pennsylvania, U.S.A. When necessary, Comcast may transfer to, or share this information with: its affiliates and subsidiaries for any appropriate business purpose; third party agents acting on Comcast’s behalf to provide products and services to holders of options; third parties as Comcast determines is necessary to protect or defend its rights or property or the safety or property of its personnel; in the course of litigation; and as required by law, regulation, or court order. Comcast will not disclose your information outside Comcast without your consent except as provided above.

Confirm Election

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

Please print out this page for your records.

You have elected to participate in the Stock Option Liquidity Program and sell all of your
[Variable Share Input] Eligible Options to Comcast.

[TIME & DATE]

Election Confirmation

Please be advised that you cannot change your election after the Election Deadline which is
6:00 p.m. New York City/Eastern Time on November 9, 2004, unless extended by Comcast
(as described in the Notice).  However, you may log back into this web site to withdraw your election to participate at any time before the Election Deadline.

If you wish to log out, please close this window.

Slide 5

Name and Address:

[Full Name]

[Address]

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

Withdrawal Form

By checking the “I WITHDRAW” box below, I agree and acknowledge that:

I withdraw and rescind my previous election and instruction, and the contract that was created thereby, pursuant to which Comcast was to purchase all of my outstanding Eligible Options through the Stock Option Liquidity Program;

I understand that withdrawing my election and instruction to sell my Eligible Options means that I will not participate in the Stock Option Liquidity Program and I will retain all of my Eligible Options with their current terms and conditions.

Check the box below if you would like to withdraw a previous election to sell all of your Eligible Options on the terms and conditions stated in the Notice:

I WITHDRAW my previous election to sell all of my Eligible Options on the terms and subject to the conditions stated in the Notice.

Slide 6

If you withdraw your previously submitted election through this web site, you should not submit the paper
Withdrawal Form you received in the mail.

Once you have completed this step, please click the button below to receive a confirmation of your withdrawal of your previous election to participate.

All of your information that is described in this web site may be used by Comcast Corporation and its affiliates and subsidiaries (“Comcast”) for administering and managing your participation in the Stock
Option Liquidity Program and any other appropriate business purpose. Comcast will transfer this information to, and store this information in, Philadelphia, Pennsylvania, U.S.A. When necessary,
Comcast may transfer to, or share this information with: its affiliates and subsidiaries for any appropriate business purpose; third party agents acting on Comcast’s behalf to provide products and services to holders of options; third parties as Comcast determines is necessary to protect or defend its rights or property or the safety or property of its personnel; in the course of litigation; and as required by law, regulation, or court order. Comcast will not disclose your information outside Comcast without your consent except as provided above.

Confirm Withdrawal

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

Please print out this page for your records.

You have elected to withdraw your previous election to participate in the Stock Option
Liquidity Program and not sell all of your [Variable Share Input] Eligible Options to
Comcast.

[TIME & DATE]

Withdrawal Confirmation

If you wish to log out, please close this window.

Slide 7

Name and Address:

[Full Name]

[Address]

Please be advised that you cannot change your election after the Election Deadline which is
6:00 p.m. New York City/Eastern Time on November 9, 2004, unless extended by Comcast
(as described in the Notice).  However, you may log back into this web site to elect to participate at any time before the Election Deadline.

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

Name and Address:

[Full Name]

[Address]

CONFIRMATION OF ELECTION

Continue to Withdrawal Form

On [Date of previous election] you elected to participate in the Stock Option Liquidity
Program and sell all of your [Variable Share Input] Eligible Options to Comcast.  If you
now wish to withdraw such election, please click on the “Continue to Withdrawal Form”
button below.

If you wish to have a paper record of your election to participate, please print this screen.

If you wish to do nothing at this time, you may log out by closing this window.

Please note that you may log back into this web site at any time prior to 6:00 p.m. New
York City/Eastern Time on November 9, 2004 to change any previous actions you have taken.

Slide 8A

Review Option and Pricing Information

Review Program Documents

Any capitalized terms not defined on this web site will have the meaning assigned to them in the Notice to
Eligible Optionees (“Notice”) that you have received in the mail.

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

Name and Address:

[Full Name]

[Address]

CONFIRMATION OF WITHDRAWAL

Slide 8B

On [Date of previous election] you withdrew an election to participate in the Stock Option
Liquidity Program.  If you now wish to participate and sell all of your [Variable Share
Input] Eligible Options to Comcast, please click on the “Continue to Election Form” button below.

If you wish to have a paper record of your withdrawal, please print this screen.

If you wish to do nothing at this time, you may log out by closing this window.

Please note that you may log back into this web site at any time prior to 6:00 p.m. New
York City/Eastern Time on November 9, 2004 to change any previous actions you have taken.

Continue to Election Form

Review Option and Pricing Information

Review Program Documents

Any capitalized terms not defined on this web site will have the meaning assigned to them in the Notice to
Eligible Optionees (“Notice”) that you have received in the mail.

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

Option and Pricing Information

Your Eligible Options as of September 30, 2004 are set forth in the table below. If you exercise any such stock options before the Election Deadline, those stock options, though they may be listed on the table below, will no longer be included in the Program. Once you have validly made and not withdrawn an election to participate as of the Election Deadline, you will not be able to exercise your Eligible Options after the Election Deadline unless and until the Stock Option Liquidity Program is terminated as described in Section 9 of the Terms and Conditions of the Notice.

Slide 9A

Name and Address:

[Full Name]

[Address]

HOLDERS OF ELIGIBLE OPTIONS SHOULD CONSULT THE PRICE AND NET PAYMENT
INFORMATION INCLUDED BELOW OR BY USING THE NET PAYMENT CALCULATOR INCLUDED
ON THIS PAGE TO SEE THE NET PAYMENTS THAT WOULD BE RECEIVED FOR SUCH ELIGIBLE
OPTIONS AT DIFFERENT AVERAGE CLOSING PRICES, BEFORE DECIDING WHETHER OR NOT TO
PARTICIPATE IN THE STOCK OPTION LIQUIDITY PROGRAM. HOLDERS OF ELIGIBLE OPTIONS
SHOULD ALSO BE AWARE THAT THE GROSS PAYMENT TO BE RECEIVED IN RESPECT OF
ELIGIBLE OPTIONS HAVING HIGHER EXERCISE PRICES AND/OR EARLIER EXPIRATION DATES
WILL BE SMALLER THAN ELIGIBLE OPTIONS WITH LOWER EXERCISE PRICES AND/OR LATER
EXPIRATION DATES AND THAT IN SOME CASES AFTER THE DEDUCTION OF ALLOCABLE
PROGRAM EXPENSES THE NET PAYMENT TO A HOLDER OF SUCH ELIGIBLE OPTIONS MAY
PROVIDE LITTLE OR NO VALUE TO SUCH HOLDER.

The table below shows your Gross Payment net of expenses (“Net Payment”) over a range of certain possible Average Closing Prices. The Net Payment will only be determined following completion of the
Averaging Period. The Net Payments shown below are subject to applicable tax withholdings.

Estimated Net Payment

Your Eligible Options

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

$yy.yy

Net Payment:

$36.00

$34.00

$32.00

$30.00

$28.00

$26.00

$24.00

$22.00

$20.00

Average Closing Price:

Grant

Date

Class of

Stock

Exercise

Price

Expiration

Date

Number of

Options

Return to Previous Screen

If you wish to log out, please close this window.

Slide 9B

The stock prices listed above are hypothetical and are solely for purposes of illustrating the Net Payment that would result if these were the actual Average Closing Prices of our common stock as of the end of the
Averaging Period. The actual Average Closing Price of either class of stock may be different than the hypothetical prices in the table and may be outside of the top and bottom of the range of hypothetical prices.

You may calculate your Net Payment for Average Closing Prices not shown in the table above by typing an assumed Average Closing Price below and clicking on the “Calculate” button.

Calculator

Calculate

Average Closing Price of our common stock:                                             $[user entry]

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)

At an Average Closing Price of $[Dollar Amount] your Net Payment would be: $[result]

Slide 10

For your convenience, we have included here all of the documents that you should have already received from Comcast regarding the Stock Option Liquidity Program.  If you wish to review any of those documents, or for more details regarding the Program, please click on any of the links below:

Notice to Eligible Optionees

The cover letter you have previously received in the mail

Questions and Answers

Defined Terms (as included in the Notice to Eligible Optionees)

Return to Previous Screen

If you wish to receive paper copies of any of the foregoing documents, please contact the
Mellon call center at the number below.

If you wish to log out, please close this window.

Program Documents

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m. New York City/Eastern Time at:

866-485-7381 (From within the U.S.)

201-329-8662 (From outside the U.S.)